Exhibit 2.1

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT (this "Transfer Agreement"), dated as of this 2nd day of February, 2014 is by and among Galmed Holdings Inc., a company incorporated under the laws of the British Virgin Islands (the "Transferor") and Galmed Pharmaceuticals Ltd., a company incorporated under the laws of the state of Israel (the "Transferee").

WHEREAS, the Transferor is a holding company which is part of a world-wide group of companies which engage in the research, development and commercialization of a novel therapy for the treatment of a certain liver disease, and is also known as the Galmed Group (the "Group"); and

WHEREAS, the Transferor wishes to transfer to the Transferee all of its holdings in its subsidiary(ies) and thereafter cease to operate as part of a broader restructuring of the operations of the Group; (the "Restructure"); and

WHEREAS, pursuant to the tax ruling received by the Group from the Israeli Tax Authority (the "ITA Ruling"), the abovementioned transfer and Restructure shall be exempt from tax in Israel, subject to the terms and conditions of the ITA Ruling; and

WHEREAS, following the said share transfer, the Transferor intends to cease its activities in the British Virgin Island and any other jurisdiction in which the Transferor is active; and

WHEREAS, the Transferee was incorporated on July 31, 2013 for purposes of receiving the holdings of the Transferor and effectuate the Restructure;

NOW, THEREFORE, in consideration of the foregoing premises and for no other consideration, whether directly or indirectly, the receipt and sufficiency of which is hereby acknowledged:

1.          Transfer of Shares. The Transferor hereby transfers all of its holdings in its subsidiary which is part of the Group to the Transferee, pursuant to the share transfer deed attached hereto as Exhibit A.

2.          Reflection of Current Shareholdings. In addition to the foregoing, as part of the Restructure, the holdings in the Transferee are intended to legally reflect, to the fullest extent permitted, the legal status of the relationship between the Transferor and its security holders and among the security holders themselves. Therefore the Transferor and Transferee shall cooperate in order to fulfill such guidelines, and sign all and each of the security holders of the Transferor on the Agreement, Waiver and Release, attached hereto as Exhibit B.

3.          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Israel without reference to any principles of conflicts of law.

4.          Third-Party Beneficiaries; Successors; Assigns. Nothing in this Transfer Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries. This Transfer Agreement shall be binding upon and inure solely for the benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any rights, interests, benefits or remedies of any nature whatsoever under or by reason of this Transfer Agreement.

5.          Counterparts; Headings; Preamble. This Transfer Agreement may be executed in multiple counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile and Email signatures shall be deemed original signatures. The headings of articles and sections hereof were inserted solely for convenience of reference and shall not affect the interpretation hereof. The preamble to this Agreement and the exhibits hereto constitutes an integral part hereof.

IN WITNESS WHEREOF, the parties have caused this Transfer Agreement to be duly executed as of the date first above written.

	Galmed Holdings Inc.	Galmed Pharmaceuticals Ltd.

By:	/s/ Allen Baharaff	By:	/s/ Allen Baharaff

Name:	Allen Baharaff	Name:	Allen Baharaff

Title:	Director	Title:	Director

EXHIBIT A

Share Transfer Deed

SHARE TRANSFER DEED

The undersigned, Galmed Holdings Inc., a company incorporated under the laws of the British Virgin Islands (the “Transferor”) does hereby transfer unto Galmed Pharmaceuticals Ltd., a company incorporated under the laws of the state of Israel (the “Transferee”), for no consideration,

1,000 Ordinary Voting Shares of par value US$ 1.00 Galmed 2000 Inc., a company incorporated under the laws of the British Virgin Islands; and

(the “Shares”)

to hold unto the Transferee, its administrators, executors, and assigns upon all of the terms and conditions subject to which the Transferor held such Shares, and the said Transferee, does hereby agree and undertake to receive such Shares subject to the above terms and conditions, effective as of February 2, 2014.

IN WITNESS WHEREOF the Transferor and the Transferee have executed this instrument this February 2, 2014.

	TRANSFEROR:		TRANSFEREE:

	Galmed Holdings Inc.		Galmed Pharmaceuticals Ltd.
By:	/s/ Allen Baharaff	By:	/s/ Allen Baharaff
Name:	Allen Baharaff	Name:	Allen Baharaff
Title:	Director	Title:	Director

EXHIBIT B

Agreement, Waiver and Release

This Agreement, Waiver and Release dated as of December 30, 2013 and effective as of December 30, 2013, is hereby executed and delivered by Galmed Holdings Inc. (“GHL”), Galmed Pharmaceuticals Ltd. (“GPL” and with GHL shall be collectively hereinafter referred to as “Galmed”) and those parties listed on Schedule I below (the “Security Holders” and with Galmed shall be collectively hereinafter referred to as the “Parties”, and each referred as a “Party”).

WHEREAS,	the Security Holders are all of the security holders of GHL; and

WHEREAS,	pursuant to the tax ruling received by the Group from the Israeli Tax Authority (the “ITA Ruling”), GHL shall transfer to GPL all of its holdings in its subsidiary(ies), for no consideration whatsoever, and thereafter cease to operate as part of a broader restructuring of the operations of the group which GHL is a part of, and Galmed shall be permitted to “import” the legal structure and rights of GHL into GPL (the “Restructure”); and

WHEREAS,	pursuant to the Restructure guidelines, GPL an Israeli company was incorporated on July 31, 2013, and is intended to legally reflect, to the fullest extent permitted, the legal status and relationships between GHL and the Security Holders and amongst the Security Holders themselves; and

WHEREAS,	for purposes of consummating the Restructure, each of the Security Holders shall receive the amount and percentage of shares (on an as converted fully diluted basis taking into account any and all convertible loans currently outstanding in the Company, to the extent not converted prior to the date hereof) in GPL (the “GPL Securities”) as it currently owns in GHL (the “GHL Securities”);

NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.	The preamble to this Agreement and the exhibits hereto constitutes an integral part hereof.

2.	Each of the Security Holders, severally and jointly, hereby confirms and acknowledges that the allocation of the GHL Securities as detailed in the capitalization table attached hereto as Exhibit A, is the correct and true allocation of such securities and that the allocation of the GPL Securities as detailed in Exhibit A is the correct and true allocation of such securities.

3.	In furtherance of the Restructure as well as the intention of GPL to file a registration statement with a reputable stock exchange, each of the Security Holders, severally and jointly, confirms and acknowledges that following the receipt of the ITA Ruling and consummation of the Restructure, the GHL Securities held by such Security Holder in GHL shall have no value whatsoever, and further covenants, undertakes and agrees without any further compensation of any kind, sign any document, certificate, undertaking or other instrument or document as shall be reasonably requested by GHL, GPL or anyone on their behalf, and each of the Security Holders, severally and jointly, further covenants, undertakes and agrees that such Security Holders consents and will to give his/her/it consent to any action which is required to execute GHL or GPL’s intentions and prospected plans, including without limitations and by way of example only, to sign any lock-up agreements in the form requested by the underwriters, to the placement of stop orders including to the placement of the restriction to sale or transfer the GPL Securities or the shares issuable upon the conversion thereof for two years following the Restructure pursuant to the conditions of the tax ruling and the provisions of Chapter E2 of the Income Tax Ordinance [New Version]- 1961. In addition and without limiting from the foregoing, each of the Security Holders, severally and jointly, confirms and acknowledges that all share certificates shall be deposited with the board of directors of GPL (the “Board”), and the Board may resolve, at its own and absolute discretion that any and all share certificates shall be deposited in escrow with a trustee and each of the Security Holders undertakes that it shall agree to such placement in escrow, sign any document necessary to effect such placement and to immediately transfer all share certificates held by such Security Holder to the Board or the trustee upon the request of the Board.

4.	Legends: Each of the Security Holders, severally and jointly, hereby confirms and acknowledges that stock certificates in exchange for the GPL Securities or shares issuable thereof shall bear the following Stock Legend, or a substantial similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW OF ANOTHER JURISDICTION (“THE ACT”). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR OTHER EXEMPTIONS UNDER APPLICABLE LAW OR (ii) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE ARTICLES OF ASSOCIATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME. COPIES OF SUCH ARTICLES MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS OF THE ITA RULING AND THE PROVISIONS OF CHAPTER E2 OF THE ISRAELI INCOME TAX ORDINANCE [NEW VERSION]- 1961. COPIES OF SUCH ITA RULING MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY”

5.	Power of Attorney. Each of the Security Holders severally and jointly, hereby confirms and acknowledges that in the event that Galmed is unable for any reason, after reasonable effort, to secure the signature of any Security Holder on any document needed in connection with Section 3 above (the “Defaulting Security Holder”), then the Defaulting Security Holder hereby irrevocably designates and appoints Galmed and its duly authorized officers and agents as the Defaulting Security Holder agent and attorney in fact, which appointment is coupled with an interest, to act for and in the name of such Defaulting Security Holder and his/her/its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purpose of Galmed protecting its rights and interests under Section 3 above with the same legal force and effect as if executed by such Defaulting Security Holder.

6.	Each of the Security Holders, severally and jointly, on behalf of itself and its shareholders, partners, affiliates, agents, representatives, predecessors successors, assigns, attorneys, and insurers (the “Affiliates”), hereby irrevocably and unconditionally releases and forever discharges GHL and GPL and their respective current and former officers, directors, shareholders, investors, employees, parent corporations, partners, members, agents, representatives, subsidiaries, affiliates, predecessors, successors, assigns, attorneys, insurers, customers and any person who is serving or has served as member of the board of Galmed (collectively, the “Released Persons”) from any and all actual or potential claims, suits, demands, damages, liabilities, rights, causes of action, rights of action, rights of subrogation, rights of indemnity, rights to reimbursement, rights to payment, liens, and remedies of each and every kind or nature whatsoever, whether at law, in equity, under statute, contract, the common law, or otherwise, and whether the same are known or unknown, anticipated or unanticipated, suspected or claimed, fixed or contingent, whether yet accrued or not, and whether damages have been incurred or not, arising or occurring at any time on or prior to the Restructure and arising from or related in any way to: (i) any act, event, or omission with regard to GHL prior to the Restructure and/or with regard to the liquidation of GHL, (ii) any and all claims relating to the share capital of GHL including without limitations, issued shares, grant of options, conversion of convertible loans and allocation of convertible loans, dilution of holdings, value of holdings and any other claim of any kind in connection therewith towards GHL prior to or following the Restructure or GPL prior to or following the Restructure (including the allocation and ownership of the GHL Securities and/or GPL Securities as well as any rights attached to such securities) and any payment or reimbursement of sums or expenses from any kind and type, (iii) and any and all other claims arising under applicable law, known or unknown, whether such claims arise from common law (whether sounding in tort or contract), or by way of constitution, statute, regulation or ordinance (all of the foregoing, the “Released Matters”), and covenants not to sue or otherwise institute or cause to be instituted any action or proceeding against any Released Person with respect to the Released Matters. The Released Persons shall not have any liability to any of the Security Holders and their Affiliates with respect to the Released Matters.

7.	Each of the Security Holders severally and jointly, hereby confirms and acknowledges that Galmed shall issue and allot the GPL Securities solely in reliance in good faith of the undersigned’s representations and acknowledgments contained in this Waiver and Release and therefore the foregoing is irrevocable.

8.	This Waiver and Release shall be governed by the laws of the State of Israel without regard to the conflict of laws provisions thereof, and any dispute arising or relating to this Waiver and Release shall be subject to the sole and exclusive jurisdiction of the competent courts of Tel Aviv, Israel.

9.	This Waiver and Release and all of its terms and provisions shall inure to the benefit of, and shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

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Each of the undersigned has read this Waiver and Release and is fully aware of its contents, of its legal effect and of the Galmed’s reliance in good faith of its content, and has set forth their signature hereunder on this 30th day of December, 2013:

	G. Yarom Mesical Research Ltd.		Arwol Holdings Ltd. (formerly Tabritz Astalt N.V.)
By:		By:
	(Name & Title)		(Name & Title)

	Uni Pharm Ltd.		RME LLC
By:		By:
	(Name & Title)		(Name & Title)

	Heirs of David Dunietz		Chelston Networks Ltd.
By:		By:
	(Name & Title)		(Name & Title)

	Genevalor Trusteeship & Management		Raphael (Rafi) Gidron
By:		By:
	(Name & Title)		(Name & Title)

	Israel Tamir Tuti Tamir		Joseph Gilben
By:		By:
	(Name & Title)		(Name & Title)

	Eliezer Peleg		Plampton Ltd.
By:		By:
	(Name & Title)		(Name & Title)

	N.T. Peleg Ltd.		Ispano Holdings N.V.
By:		By:
	(Name & Title)		(Name & Title)

	EFG Trust Company Ltd. (previously Craven)		Adrien Azoulay
By:		By:
	(Name & Title)		(Name & Title)

	Tom Maintenance& Properties (1993) Ltd.		Jean-Louis Benbunan
By:		By:
	(Name & Title)		(Name & Title)

	Techvest Associates LLP		Perina Trading Inc. (Marc Zilkha)
By:		By:
	(Name & Title)		(Name & Title)

	Tushiya Engineers & Consultants Ltd.		Guillerme Faiguenboim
By:		By:
	(Name & Title)		(Name & Title)

	NAMS Europe		Shirat Ha'Chaim Ltd.
By:		By:
	(Name & Title)		(Name & Title)

	BCI Brack Capital Investements Ltd.		DataRex (Joel Azoulay)
By:		By:
	(Name & Title)		(Name & Title)

	Cape Investment Advisors		Ecolog (Georges Pariente)
By:		By:
	(Name & Title)		(Name & Title)

	David & Debora Goldfarb		Pickel Holdings Ltd.
By:		By:
	(Name & Title)		(Name & Title)

	Medgal S.A.		GadPro Michzur Ltd.
By:		By:
	(Name & Title)		(Name & Title)

Prof. Benjamin Corn		Mr. Allen Baharaff

Prof. Zamir Halpern		Mr. Chaim Hurvitz

Prof, Paolo Parini		Dr. Maya Halperin

Prof. Albert Groen		Dr, Ran Oren

Prof. Fred Konikof		Dr. Maureen Graham

Dr. Anthony Appleyard		S. Horowitz & Co. (Edom)
By:
(Name & Title)

Schedule I

The Security Holders

1.	G. Yarom Mesical Research Ltd.	42.	Prof. Ran Oren
2.	Uni Pharm Ltd.	43.	Dr. Maureen Graham
3.	Heirs of David Dunietz	44.	Dr. Anthony Appleyard
4.	Genevalor Trusteeship & Management
5.	Israel Tamir Tuti Tamir
6.	Eliezer Peleg
7.	N.T. Peleg Ltd.
8.	EFG Trust Company Ltd. (previously Craven)
9.	Tom Maintenance& Properties (1993) Ltd.
10.	Techvest Associates LLP
11.	Tushiya Engineers & Consultants Ltd.
12.	NAMS Europe
13.	BCI Brack Capital Investements Ltd.
14.	Cape Investment Advisors
15.	David & Debora Goldfarb
16.	Medgal S.A.
17.	Arwol Holdings Ltd. (formerly Tabritz Astalt N.V.)
18.	RME LLC
19.	Chelston Networks Ltd.
20.	Raphael (Rafi) Gidron
21.	Joseph Gilben
22.	Plampton Ltd.
23.	Ispano Holdings N.V.
24.	Adrien Azoulay
25.	DataRex (Joel Azoulay)
26.	Ecolog (Georges Pariente)
27.	Jean-Louis Benbunan
28.	Perina Trading Inc. (Marc Zilkha)
29.	Guillerme Faiguenboim
30.	Shirat Ha'Chaim Ltd.
31.	Pickel Holdings Ltd.
32.	GadPro Michzur Ltd.
33.	S. Horowitz & Co. (Edom)
34.	Prof. Benjamin Corn
35.	Prof. Zamir Halpern
36.	Prof, Paolo Parini
37.	Prof. Albert Groen
38.	Prof. Fred Konikof
39.	Mr. Allen Baharaff
40.	Mr. Chaim Hurvitz
41.	Dr. Maya Halperin

Exhibit A

GHL Securities; GPL Securities

	GHL Securities				GPL Securities
			Total
	Total	Total	Shares and	% on Fully		Total	Total Shares	% on Fully
	Shares	Options	Options	Diluted Basis	Total Shares	Options	& Options	Diluted Basis
G. Yarom Mesical Research Ltd.	4,687		4,687	39.89%	3,416,823	-	3,416,823	39.89%
Uni Pharm Ltd.	160		160	1.36%	116,640	-	116,640	1.36%
Heirs of David Dunietz	50		50	0.43%	36,450	-	36,450	0.43%
Genevalor Trusteeship & Management	50		50	0.43%	36,450	-	36,450	0.43%
Israel Tamir Tuti Tamir	127		127	1.08%	92,583	-	92,583	1.08%
Eliezer Peleg	101		101	0.86%	73,629	-	73,629	0.86%
N.T. Peleg Ltd.	74		74	0.63%	53,946	-	53,946	0.63%
EFG Trust Company Ltd. (previously Craven)	50		50	0.43%	36,450	-	36,450	0.43%
Tom Maintenance& Properties (1993) Ltd.	74		74	0.63%	53,946	-	53,946	0.63%
Techvest Associates LLP	53		53	0.45%	38,637	-	38,637	0.45%
Tushiya Engineers & Consultants Ltd.	53		53	0.45%	38,637	-	38,637	0.45%
NAMS Europe	186		186	1.58%	135,594	-	135,594	1.58%
BCI Brack Capital Investements Ltd.	263		263	2.24%	191,727	-	191,727	2.24%
Cape Investment Advisors	138		138	1.17%	100,602	-	100,602	1.17%
David & Debora Goldfarb	711		711	6.05%	518,319	-	518,319	6.05%
Medgal S.A.	425		425	3.62%	309,825	-	309,825	3.62%
Arwol Holdings Ltd. (formerly Tabritz Astalt N.V.)	24		24	0.20%	17,496	-	17,496	0.20%
RME LLC	150		150	1.28%	109,350	-	109,350	1.28%
Chelston Networks Ltd.	110		110	0.94%	80,190	-	80,190	0.94%
Raphael (Rafi) Gidron	38		38	0.32%	27,702	-	27,702	0.32%
Joseph Gilben	38		38	0.32%	27,702	-	27,702	0.32%
Plampton Ltd.	57		57	0.49%	41,553	-	41,553	0.49%
Ispano Holdings N.V.	228		228	1.94%	166,212	-	166,212	1.94%
Adrien Azoulay	96		96	0.82%	69,984	-	69,984	0.82%
DataRex (Joel Azoulay)	58		58	0.49%	42,282	-	42,282	0.49%
Ecolog (Georges Pariente)	41		41	0.35%	29,889	-	29,889	0.35%
Jean-Louis Benbunan	85		85	0.72%	61,965	-	61,965	0.72%
Perina Trading Inc. (Marc Zilkha)	38		38	0.32%	27,702	-	27,702	0.32%
Guillerme Faiguenboim	269		269	2.29%	196,101	-	196,101	2.29%
Shirat Ha'Chaim Ltd.**	1,019		1,019	8.67%	742,851	-	742,851	8.67%
GadPro Michztur Ltd.	192		192	1.63%	139,968	-	139,968	1.63%
Pickel Holdings Ltd.	48		48	0.41%	34,992	-	34,992	0.41%
S. Horowitz & Co. (Edom)		53	53	0.45%	-	38,637	38,637	0.45%
Options		2,004	2,004	17.06%	-	1,460,916	1,460,916	17.06%
Total	9,693	2,057	11,750	100.00%	7,066,197	1,499,553	8,565,750	100.00%

Exhibit A

GHL Securities; GPL Securities

Options

GHL				GPL
Name	No. of shares	Exercise Price	Comments	No. of shares	Exercise Price	Comments
Prof. Benjamin Corn	12	$923.20	Fully vested	8,748	$1.27	Fully vested
Prof. Zamir Halpern	112	$276.96	Fully vested	81,648	$0.38	Fully vested
Prof, Paolo Parini	60	$461.60	Fully vested	43,740	$0.63	Fully vested
Prof. Albert Groen	60	$461.60	Fully vested	43,740	$0.63	Fully vested
Prof. Fred Konikof	112	$276.96	Fully vested	81,648	$0.38	Fully vested
Mr. Allen Baharaff	206	$0.01	Fully vested	150,174	NIS 0.01	Fully vested
Mr. Allen Baharaff	365	$0.01	Fully vested	266,085	NIS 0.01	Fully vested
Mr. Chaim Hurvitz	331	$2,604.41	2/3 are vested as of the date hereof and 1/3 to be vested over the next year on a quarterly basis, subject to the terms of the warrant	241,299	$3.57	2/3 are vested as of Dec 2013 and 1/3 to be vested over the next year on a quarterly basis, subject to the terms of the warrant
Dr. Maya Halperin	88	$2,604.41	Fully vested	64,152	$3.57	Fully vested
Dr, Ran Oren	88	$2,604.41	Fully vested	64,152	$3.57	Fully vested
Prof. Fred Konikof	97	$276.96	Fully vested	70,713	$0.38	Fully vested
Mr. Allen Baharaff	207	$0.01	Fully vested	150,903	NIS 0.01	Fully vested
Mr. Allen Baharaff	240	$390.00	50% are vested as of the date hereof and the remaining 50% shall vest over a period of 2 years on a quarterly basis.	174,960	$0.53	50% are vested as of the date hereof and the remaining 50% shall vest over a period of 2 years on a quarterly basis.
Dr. Maureen Graham	13	$2,601.41	Fully vested	9,477	$3.57	Fully vested
Dr. Anthony Appleyard	13	$2,601.41	Fully vested	9,477	$3.57	Fully vested
Total	2,004			1,460,916

Name	No. of shares	Exercise Price	Comments	No. of shares	Exercise Price	Comments
Edom Investments, Trusts (1992) Ltd.	53	$1,075.47	Fully vested	38,637	$1.48	Fully vested